CONSENT OF EXPERT

May 29, 2019

VIA EDGAR

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Re:	Great Panther Mining Limited (the "Company")
Registration Statement on Form F-10 dated May 29, 2019
(the "Registration Statement")

I, Matthew C. Wunder, P.Geo., hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical reports (the "Technical Report"):

  Technical Report entitled "NI 43-101 Mineral Resource Update Technical Report on the Guanajuato Mine Complex, Guanajuato Mine and San Ignacio Mine, Guanajuato State, Mexico", dated February 28, 2018.

and to references to the Technical Report, or portions thereof, in the Registration Statement the documents incorporated therein by reference and to the inclusion and incorporation by reference of the information derived from the Technical Reports related to me in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Matthew C. Wunder
Matthew C. Wunder, P.Geo.